EXHIBIT 10

                                   AGREEMENT
                                       OF
                               PURCHASE AND SALE

                AGREEMENT OF PURCHASE AND SALE ("Agreement") made as of the 11th day of October, 1995, by and between Burger King Limited Partnership II, a New York limited partnership ("Seller"), and U.S. Restaurant Properties Operating L.P., a Delaware limited partnership ("Buyer").

                             W I T N E S S E T H :

        1. Definitions. For purposes of this Agreement, the following terms have the meanings indicated in this Section 1.

             1.1 "Assignment and Assumption of Lease" means an Assignment and Assumption of Lease in the form attached hereto as Exhibit A, with such modifications as may be required to conform to local recording laws.

             1.2 "Assignment and Assumption of Sublease" means an Assignment and Assumption of Sublease in the form attached hereto as Exhibit B, with such modifications as may be required to conform to local recording laws.

             1.3 "Closing" means the accomplishment (or waiver by the party in whose favor each such activity runs) of each and every one of the activities described in Section 6 below.

             1.4 "Closing Date" means the date on which the Closing occurs, as set forth in Section 4 below.

             1.5 "Contract Period" means the period commencing upon the execution by both Buyer and Seller of this Agreement and ending upon the first to occur of the Closing or the termination of this Agreement.

             1.6 "Deed" means a bargain and sale deed with covenants against grantor's acts, special warranty deed or the equivalent form of deed used in the jurisdictions where the Owned Properties are located.

             1.7 "Deposit" means the sum of One Million Dollars ($1,000,000.00) delivered by Buyer and deposited with the Escrow Agent, upon the execution of this Agreement, to be held in an interest bearing account subject to the terms of this Agreement. The Deposit shall include all interest earned thereon.

             1.8 "Environmental Laws" means any federal, state or local ordinance, statute, regulation or common law provision relating to human health and/or the environment.

             1.9 "Escrow Agent" means Lawyers Title Insurance Corporation, 708 Third Avenue, Suite 2300, New York, New York 10017, Attention:
Craig Feder.

             1.10 "Improvements" means any and all buildings, structures, parking lots, walks, and walkways and all fixtures and equipment (including without limitation all plumbing, electrical, heating, air conditioning and ventilating lines and systems and boilers) and each and every other type of physical improvement located at, on or affixed to a Property to the full extent such items constitute or are or can or may be construed as realty under the laws of the applicable jurisdiction.

             1.11 "Franchisee" means a holder of the right to occupy a Property pursuant to a Sublease thereof.

             1.12 "Lease" means a sublease agreement between Burger King Corporation, a Florida corporation, as sublessor, and Seller, as sublessee, with respect to the Leased Properties and all amendments and modifications thereof.

             1.13 "Leased Properties" means, collectively, those certain tracts or parcels of land in which Seller has a leasehold interest under the Leases, and which comprise eleven (11) physical site locations designated as Stores # 3720, 3732, 3758, 3777, 3779, 3830, 3892, 3925, 3978, 4005 and 4115
on Schedule 1 hereto, together with Seller's interests in all Improvements located thereon.

             1.14 "Option" means, with respect to Store # 3891, as designated on Schedule 1 hereto (which is currently under contract to be sold to another purchaser), Seller's right to elect, in its sole discretion, to include such Property as one of the Properties to be purchased by Buyer hereunder in the event such contract terminates prior to the Closing Date.

             1.15 "Owned Properties" means, collectively, those certain tracts or parcels of land which individually or together with contiguous tracts so described, comprise the separate parcels of land pertaining to the seventeen
(17) physical site locations designated as Stores # 3642, 3647, 3659, 3677, 3692, 3693, 3696, 3701, 3704, 3706, 3722, 3723, 3773, 3833, 3871, 4056, 4185
and subject to Seller's exercise of its Option, one (1) additional physical site location designated as Store 3891, all appearing on Schedule 1 hereto, which tracts or parcels of land are owned in fee by Seller, including without limitation any land lying in the bed of any street, road or avenue, open or proposed, in front of, within or adjoining or adjacent to such land and Seller's interest in all Improvements located thereon.

             1.16 "Permitted Exceptions" means such easements, restrictions, rights of way, if any, and other matters of record provided they do not materially impair marketability of title or which are not objected to by Buyer in the manner prescribed in Section 7 hereto.

             1.17 "Properties" means, collectively, the Owned Properties and the Leased Properties which are designated herein and on Schedule 1 hereto.

             1.18 "Purchase Price" means the sum of Seventeen Million Twenty Five Thousand Dollars ($17,025,000.00), subject to adjustment to Seventeen Million Two Hundred Twenty Five Thousand Dollars ($17,225,000.00) in the event Seller elects to exercise the Option.

             1.19 "Sublease" means, as to the Leased Properties those sub-subleases between Seller, as sub-sublessor, and a Franchisee, as sub-sublessee, and, as to the Owned Properties, those leases between Seller, as lessor, and a Franchisee, as lessee, and all amendments and modifications thereof.

             1.20 "Title Insurer" means American Title Company, 2323 Bryan Street, Suite 1600, Dallas, Texas, Attention: Alex Smith.

             1.21 "Title Policy" means, as to each Property, a standard form owner's policy of title insurance, dated the Closing Date, insuring Buyer as owner of good and marketable fee title to the Owned Properties and the holder of a subleasehold interest in the Leased Properties subject only to the Permitted Exceptions.

             1.22 "Title Report" means a certificate of title or title report issued by the Title Insurer to Buyer, which shall disclose Seller as owner of fee simple interest in the Owned Properties and the holder of a subleasehold interest in the Leased Properties and shall disclose, and shall have attached to it, copies of all documents underlying all exceptions to title and all encumbrances on and other matters of record affecting the Properties.

        2. Purchase and Sale. Subject to and in accordance with all terms and conditions and based upon all representations and warranties set forth in this Agreement, on the Closing Date, Seller shall convey, transfer, assign, sell and deliver to Buyer, and Buyer shall acquire, accept and purchase the Properties.

                3. Purchase Price; Payment Thereof. The Purchase Price is Seventeen Million Twenty Five Thousand Dollars ($17,025,000.00), subject to adjustment to Seventeen Million Two Hundred Twenty Five Thousand Dollars ($17,225,000.00) in the event Seller exercises the Option, and also subject to prorations and adjustments as described in Section 9, further subject to adjustment in the case of a removal of a Property as provided in Sections 7 and
13. The Purchase Price is payable by Buyer to Seller at the Closing by wire or other mutually agreeable transfer of immediately available funds.

                4. Closing Date. The Closing Date shall be on a date selected by Buyer upon ten (10) days written notice to Seller but not later than fifteen (15) days following the date that the contingency set forth in
Section 6.3 is removed. The Closing shall take place at 11:00 a.m. on the Closing Date at the offices of the Title Insurer.

                5. Escrow Agent. The Deposit shall be deposited by Escrow Agent in an interest bearing escrow account and the proceeds held and disbursed in accordance with the terms of this Agreement. Upon Closing, Escrow Agent shall deliver the Deposit to Seller and the Deposit shall be credited against the Purchase Price. In all other cases, if either party makes a demand upon Escrow Agent for delivery of the Deposit, Escrow Agent shall give written notice to the other party of such demand. If a notice of objection to the proposed payment is not received from the other party within seven (7) business days after the giving of notice by Escrow Agent, time being of the essence, Escrow Agent is hereby authorized to deliver the Deposit to the party who made the demand. If Escrow Agent receives a notice of objection within said period or if for any other reason Escrow Agent in good faith elects not to deliver the Deposit, then Escrow Agent shall continue to hold the Deposit an to the party entitled when Escrow Agent receives (a) a notice from the objecting party withdrawing the objection, or (b) a notice signed by both parties directing disposition of the Deposit or (c) a judgment or order of a court of competent jurisdiction directing disposition of the Deposit. Buyer and Seller hereby jointly and severally agree that Escrow Agent shall incur no liability whatsoever in connection with its good faith performance under this Agreement, and Buyer and Seller hereby jointly and severally release and waive any claims they may have against Escrow Agent which may result from its performance in good faith of its functions under this Agreement. Escrow Agent shall be liable only for loss or damage caused directly by its acts of negligence while performing under this Agreement. Buyer and Seller further agree to indemnify against, hold harmless, release and waive any claims they may have against Escrow Agent as a result of a reasonable delay in any wire transfer made pursuant to this Agreement, and/or any errors in wiring instructions given to Escrow Agent. The signing of this Agreement by Escrow Agent is only to evidence Escrow Agent's acceptance of the terms and conditions of this paragraph.

        6.      Conditions Precedent.

                6.1 The obligation of Seller to sell the Properties on the Closing Date shall be subject to the satisfaction, of the following conditions (any of which may be waived by Seller): (a) the representations and warranties of Buyer set forth in Section 11 were true and correct in all material respects when made and are true and correct in all material respects on the Closing Date, (b) Buyer delivers to Seller each of the items required to be delivered by Buyer and takes all of the actions required to be taken by Buyer under
Section 8 prior to or on the Closing Date, and (c) Buyer shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of the Closing Date.

                6.2 The obligation of Buyer to purchase the Properties on the Closing Date shall be subject to the satisfaction of the following conditions (any of which may be waived by Buyer): (a) the representations and warranties of Seller set forth in Section 10 were true and correct in all material respects when made and are true and correct in all material respects on the Closing Date, (b) Seller delivers to Buyer each of the items required to be delivered by Seller and takes all of the actions required to be taken by Seller under Section 8 prior to or on the Closing Date, and (c) Seller shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of the Closing Date.

                6.3 The parties' respective obligations hereunder are further subject to the right of Seller's limited partners pursuant to Seller's agreement of limited partnership to vote to disapprove the sale of the Properties. In connection therewith, Seller shall complete the preparation of a preliminary proxy statement concerning the transactions contemplated herein promptly following the date of mutual execution of this Agreement and use its commercially reasonable efforts to file such preliminary proxy statement with the Securities and Exchange Commission ("SEC") as soon thereafter as practicable. Thereafter, within ten (10) days of the SEC's clearance of such proxy statement Seller shall mail such proxy statement to its limited partners. If Seller does not receive properly completed requests to convene a meeting from its limited partners holding, in the aggregate, 10% or more of Seller's outstanding limited partnership interests within sixty (60) days from the date of xy statement, then Seller will promptly notify Buyer in writing that the condition relating to the limited partners' right to vote to disapprove of the sale of the Properties has been waived, and the parties will proceed to Closing, assuming all other conditions are satisfied or waived. If Seller receives properly completed requests to convene a meeting from its limited partners holding, in the aggregate, 10% or more of the Seller's outstanding limited partnership interests, then Seller shall call a meeting of its limited partners to consider the disapproval of the sale of the Properties and shall give Buyer prompt written notice of that fact. If a meeting of Seller's limited partners is held during the period ending ninety (90) days following the date of such notice to Buyer (the "Notice Period"), then (x) if a majority of Seller's limited partners vote to disapprove of the proposed sale, Seller shall have the right to terminate this Agreement by written notice to Buyer, the Depos it shall be returned to Buyer and thereafter neither party shall have any obligation to the other under this Agreement, or (y) if less than a majority of Seller's limited partners vote to disapprove of the sale of the Properties, then Seller will promptly notify the Buyer in writing that the condition relating to the limited partners' right to vote to disapprove of the sale of the Properties has been satisfied and the parties will proceed to Closing, assuming all other conditions are satisfied or waived. If (i) for any reason the meeting of the Seller' limited partners is delayed, postponed or adjourned to a date subsequent to the expiration of the Notice Period or (ii) Seller after using commercially reasonable efforts is unable to proceed to Closing within one (1) year following the mutual execution of this Agreement, then Buyer, in its sole discretion, may terminate this Agreement by written notice to the Seller, the Deposit shall be returned to Buyer and thereafter neither party s hall have any obligation to the other under this Agreement.

        7. Title Exceptions. Seller shall obtain a Title Report from the Title Insurer for each of the Properties and deliver a copy thereof to Buyer on or before thirty (30) days after mutual execution and delivery of this Agreement but shall have no obligation to deliver surveys for the Properties. Buyer shall have ten (10) days from the date of its receipt of each Title Report and survey to object to any exception to title appearing in the Title Report or survey (for each Property an "Objection" and collectively "Objections") which materially impairs marketability of title by delivering written notice to the Seller. If Buyer fails to object as prescribed in this section then the Buyer acknowledges and agrees that such exception shall be a Permitted Exception and Buyer shall be obligated to proceed with the Closing and take title to the Properties subject to such exceptions to title without a
reduction of the Purchase Price. (a)     Upon receipt of such Objection, Seller
shall have the right, but not the obligation, to seek to eliminate, cure or correct such exceptions to title. If such exceptions to title in Seller's sole and exclusive judgment can be cured or corrected and if Seller notifies Buyer not later than 5:00 p.m. (New York time) within ten (10) days after receipt of all Objections to the Property(ies) to seek to cure or correct same, then (1) Seller shall have the right to adjourn the Closing for such Property(ies) for such period, not to exceed ninety (90) days as shall, in Seller's discretion reasonably exercised, be required in order to cure such exceptions to title and Buyer shall be obligated to purchase on the Closing Date all Properties not objected to as provided above and the Purchase Price shall be reduced by the consideration attributable to the affected Property(ies) as shown on Schedule 1; (2) Seller shall give Buyer written notice upon the correction of an Objection roperty and Buyer shall purchase such Property, according to the terms hereof, on a mutually agreeable closing date within ten (10) days of such notice; and (3) if such exceptions to title can only be satisfied by the payment of money, Seller shall be entitled to apply a portion of the Purchase Price payable on such Closing Date for such Property(ies) in order to cure or correct same. If Seller fails to notify Buyer of its election to seek to cure such exceptions to title, Seller shall be deemed to have elected NOT to seek to cure same.

                (b) If Seller elects not to cure all un-permitted exceptions to title on any Property encumbered by same, Buyer may, at its election, (1) proceed with the Closing and take title to all of the Properties subject to such exceptions to title without a reduction of the Purchase Price, or (2) terminate this Agreement by written notice to Seller, in which case the Deposit shall be returned to Buyer and thereafter neither party shall have any obligation to the other under this Agreement, provided, however, that Buyer shall provide such written notice of termination to Seller no later than the close of business ten (10) days after receipt of Seller's notice electing not to cure title exceptions (the "Title Notice Day"). If Buyer fails to provide such notice by 5:00 p.m. (New York time) on the Title Notice Day, Buyer shall be obligated to purchase the Properties as provided herein, subject to any exceptions to title. If Seller, having elected to attempt to cure such except le, fails so to do within such ninety (90) day period, Buyer shall have no further obligation to purchase and Seller shall have no further obligation to sell the Properties unless Buyer forthwith elects to purchase the Properties subject to the unrectified matters with no reduction in the Purchase Price.

To be effective, each notice delivered by Buyer to Seller hereunder must be sent by facsimile transmission to the FAX numbers set forth in Section 17 with an original hard copy thereof sent in accordance with the requirements of
Section 17. Any dispute as to whether or not a notice regarding removal of a Property from the Agreement has been given in a timely manner shall be resolved by reference to the date and time stamped on the first page of the facsimile copy of such notice by the facsimile unit receiving same.

        8. Closing Deliveries. At the Closing, the following actions shall be taken, all of which will be deemed taken simultaneously and no one of which will be deemed completed until all have been completed:

                (a) The Purchase Price shall be paid to Seller in accordance with Section 3.

                (b) The Deeds for each Owned Property shall be executed and delivered to Buyer.

                (c) Buyer and Seller shall execute and deliver an Assignment and Assumption of Lease for each Leased Property.

                (d) Buyer and Seller shall execute and deliver an Assignment and Assumption of Sublease for each Sublease encumbering the Properties.

                (e) An affidavit of the Seller under FIRPTA shall be delivered to Buyer.

                (f) Seller shall deliver to Buyer the original counterparts or true copies of the Leases assigned by Seller to Buyer and assumed by Buyer pursuant to the Assignment and Assumption of Leases delivered under clause (c) above (or copies thereof certified to be true and correct by Seller) and the original counterparts of the Subleases assigned by Seller to Buyer and assumed by Buyer pursuant to the Assignment and Assumption of Subleases delivered under clause (d) above (or copies thereof certified to be true and correct by Seller).

                (g) Seller shall deliver to Buyer estoppel certificates from at least twenty-six (26) of the Franchisees, in the form attached hereto as Exhibit C and the balance of the estoppel certificates, if any, may be delivered by Seller, in the form attached hereto as Exhibit D ("Seller's Estoppel Certificate"), if Seller, after using reasonable efforts, is unable to obtain such estoppel certificates from the Franchisees by the Closing Date.

                (h) Seller shall deliver to Buyer estoppel certificates from Burger King Corporation with respect to the Leased Properties, in form attached hereto as Exhibit E.

                (i) Seller shall deliver the originals (if any, and to the extent in Seller's possession) of all agreements, plans, drawings, surveys, technical descriptions, warranties and licenses or permits affecting the Properties.

                (j) Any and all documents, affidavits and agreements reasonably required by the Title Insurer to enable it to issue the Title Policies shall be delivered by Buyer and Seller, respectively.


        9.      Adjustments and Prorations; Closing Expenses.

                9.1 Adjustments and Prorations. The basic or fixed rents and charges payable under the Subleases and rents and charges actually received by Seller for the month in which the Closing occurs, which rents and charges may include but are not limited to basic or fixed rents, shall be apportioned between Buyer and Seller as of 11:59 p.m. of the day next preceding the Closing Date (it being understood and agreed that Buyer and Seller shall endeavor to compute all closing adjustments at least five (5) business days prior to the Closing Date.

                The percentage rents shall be pro-rated as of the Closing Date in the following manner: the total amount of percentage rent payable for the fiscal year in which the Closing occurs ("Fiscal Year 1995") for each Property shall be computed for each Property based on an estimate of the sales for the entire Fiscal Year 1995 which shall be determined by the prior year sales multiplied by the percentage of increase or decrease in sales for the period commencing with the beginning of Fiscal Year 1995 through and including the last day of the month prior to the Closing Date over the comparable period for 1994. The resulting percentage rental obligation for Fiscal Year 1995 shall then be apportioned equally to each day during Fiscal Year 1995, with the amount accruing prior to the Closing Date being referred to as the "Pre-Closing Portion". Seller shall be credited with 1995 percentage rents in the amount of the excess, if any, of (i) the Pre-Closing Portion reduced by (ii) percentage rent payments actually received by Seller for Fiscal Year 1995 prior to the Closing Date. If clause (ii) above exceeds (i) above, Seller shall be debited with such excess on the Closing Date.

                Seller represents and warrants that the respective Franchisees of the Properties have the obligation for paying all real estate taxes and assessments and all charges for utility services.

                9.2 Closing Expenses. The premium for the Title Policies, all costs for the Title Report and any fees for any survey and fees for recording the Deeds and other conveyancing documents shall be paid by Buyer. Seller shall pay the escrow charges imposed by Escrow Agent and any expenses incurred in connection with Seller complying with Section 6.3. Buyer and Seller shall each pay one-half of any transfer taxes. All other expenses of Closing shall be paid by Buyer, other than Seller's legal expenses.

                10. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows, it being expressly understood and agreed that all such representations and warranties are to be true and correct at the date of this Agreement, except as otherwise provided, and as of the Closing, but such representations and warranties shall not survive the Closing:

                (a) Seller has the full right, power and authority to enter into this Agreement and at the date hereof but not as of the Closing subject to the right of its limited partners to object as discussed in Section 6.3, to cause the sales, transfers and assignments contemplated herein; and each of the persons signing this Agreement on behalf of Seller is authorized to do so;

                (b) To the actual knowledge of Seller, (i) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of the Seller does not violate any applicable law, ordinance, statute, rule, regulation, order, decree or judgment to which Seller may be subject, and (ii) no action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Seller in accordance with its terms; and

                (c) To the actual knowledge of Seller, there are no pending or contemplated condemnation, eminent domain or similar proceedings with respect to all or any portion of the Properties, except as provided in Section 13.

                (d) Except for the information contained in the documents listed in Schedule 2 attached hereto, Seller has no actual acknowledge as to the environmental conditions of the Properties.

                (e) Seller has no contracts of any kind, such as for waste disposal, termite protection, cleaning services, management services or paper supplies which will survive the Closing.

                (f) Seller has delivered to Buyer the monthly sales reports for the months January through July 1995 or true copies thereof which were delivered to Buyer from Burger King Corporation. Seller expressly does not represent or warrant the accuracy or completeness of the information contained in such sales reports.

                (g) From and after the date hereof until the Closing or earlier termination of this Agreement, Seller shall not sell, assign or create any right, title or interest whatsoever in or to any property or create any liens, encumbrance or charge thereon without promptly discharging same, except with respect to Store # 4185, Buyer acknowledges that Seller may be granting easement and/or non-disturbance rights with respect to a portion of such Property.

                (h) From and after the date hereof until the Closing or earlier termination of this Agreement, Seller shall conduct its activities as landlord of the Properties reasonably consistent with its past practices. If Buyer discovers prior to Closing, that any representation or warranty made in this Agreement or in Seller's Estoppel Certificate(s), if any, is untrue, then Buyer shall have the right, as its sole and exclusive remedy, either to (i) terminate this Agreement by notice given to Seller prior to the Closing Date, receive a return of the Deposit and thereafter neither party shall have any obligation to the other under this Agreement, or (ii) elect to purchase the Properties subject to such untrue representation or warranty without any reduction in the Purchase Price.

        11. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows, such representations and warranties to be true and correct at the date of this Agreement and as of the Closing, but such representations and warranties shall not survive the Closing:

                (a) Buyer is a limited partnership duly organized and in good standing under the laws of the State of Delaware;

                (b) Buyer has the full right, power and authority to enter into and fully perform its obligations under this Agreement, and each of the persons signing this Agreement on behalf of Buyer is authorized to do so; and

                (c) To the actual knowledge of Buyer, (i) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Buyer does not violate any applicable law, ordinance, statute, rule, regulation, order, decree or judgment to which Buyer may be subject, and (ii) no action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Buyer in accordance with its terms.

        12. Damage or Destruction. In the event that a casualty or other loss occurs to any Property prior to the Closing Date which (i) renders such Property inoperable as a restaurant for a period reasonably estimated by Seller to exceed four (4) months, or (ii) with respect to which there is insufficient insurance coverage and/or tenant contributions to restore such Property to its condition prior to such casualty, Buyer may, in its sole discretion (a) elect to purchase all of the Properties without reduction of the Purchase Price; or (b) terminate this Agreement by written notice to Seller and receive a return of the Deposit.

        13. Eminent Domain. In the event of any threatened, commenced or consummated proceedings in eminent domain respecting a Property or substantially all of a Property, Buyer may, at its option, by notice to Seller given ten (10) days after Buyer is notified of such actual or possible proceedings, elect to remove the affected Property from this Agreement and the Purchase Price shall be reduced by the consideration attributable to the affected Property as shown on Schedule 1, or if Buyer fails to elect or if such eminent domain proceedings are for less than substantially all of a Property, then Buyer shall be obligated to purchase the Property as provided herein and Seller shall, at the Closing, assign to Buyer its entire right, title and interest in and to any condemnation award. Buyer acknowledges that with respect to Store 4185, Seller intends to convey a portion of such Property by deed in lieu of condemnation and Seller shall at the Closing assign to Buyer its right, title and interest in and to the consideration to be paid for such conveyance.

        14.   Environmental Inquiries.

                14. Buyer acknowledges that Seller, at Seller's expense, has caused Environmental Consulting & Technology, Inc. ("ECT") to conduct a Transaction Screen Assessments consistent with ASTM Standard E 1528-93 (each, a "Transaction Screen") of the Properties, and that Seller herewith has furnished to Buyer such information as more particularly described on Schedule 2 hereto.

                15. Property "As Is". Seller does not warrant, either expressly or impliedly, the condition or fitness of the Properties, including without limitation the environmental fitness and condition of the Properties. Buyer acknowledges that it has made such inspections and investigations of the Properties as it has deemed necessary including, without limitation, the physical and environmental features of the Properties and that Buyer will acquire the Properties "AS IS, WHERE IS" in their current state, including without limitation their current physical and environmental condition, subject to normal wear and tear between the effective date of this Agreement and the Closing. It is expressly understood and agreed that the willingness of Buyer to purchase the Properties on an "AS IS, WHERE IS" basis in accordance herewith is a material inducement to Seller's agreement to sell the Properties to Buyer. Buyer hereby waives any and all claims which it may now or hereafter have Seller arising out of or in connection with Environmental Laws, including without limitation any such claims under the federal Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601-9659 ("CERCLA"), and any claims under state common law, relating to the emission, discharge or release of any hazardous substance, as that term is defined under CERCLA at 42 U.S.C. Section 9601(14), or petroleum product or other pollutant or contaminant.

                16. Brokerage. Each party represents and warrants to the other that it has neither engaged nor employed any broker or finder in connection with the transactions contemplated by this Agreement, and each party hereby indemnifies and agrees to hold the other harmless from and against any loss, cost, damage or expense (including reasonable attorneys' fees) by reason of the incorrectness of such representation and warranty. This provision shall survive the Closing.

                17. Notices. All notices, demands, requests, consents, approvals or other communications ("Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall (except as herein expressly provided to the contrary) be delivered personally or sent by either registered or certified mail, return receipt requested, postage prepaid, by Federal Express or another nationally recognized air courier service, or by telephonic facsimile transmission, addressed as follows:

        TO SELLER:

                Burger King Limited Partnership, II
                c/o Lehman Brothers Inc.
                3 World Financial Center, 29th Floor
                New York, New York  10285
                Attention:  Kenneth F. Boyle
                FAX:  (212) 528-9696

        With a copy to:

                Gibson, Dunn & Crutcher
                200 Park Avenue
                47th Floor
                New York, New York  10166
                Attention:  C. Ransom Samuelson II, Esq.
                FAX:  (212) 351-4035

        TO BUYER:

                U.S. Restaurant Properties Operating L.P.,
                c/o QSV Properties Inc.
                5310 Harvest Hill Road, Suite 270
                Dallas, Texas  75230
                Attention:  Robert J. Stetson
                FAX:  (214) 490-9119

        With a copy to:

                Middleberg Riddle & Gianna
                2323 Bryan Street, Suite 1600
                Dallas, Texas 75201
                Attention:  Richard S. Wilensky, Esq.
                FAX:  (214) 220-0179

or such other address as such party shall have specified most recently by like Notice. Notices mailed as provided herein shall be deemed given on the third New York business day following the date so mailed, on the New York business day received from a nationally recognized air courier service or on the New York business day received by facsimile transmission.

          18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

          19. Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State of New York.

          20. Jurisdiction. The parties hereto irrevocably and unconditionally submit themselves to the general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts thereof, in any legal action or proceeding arising under this Agreement or in any way related hereto.

          21. Entire Agreement. This Contract is not to be recorded and may not be changed, modified or terminated except by written instrument executed by the parties hereto. This Agreement (including the Exhibits attached hereto) contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings, if any, with respect thereto. This Agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto. This provision shall survive the Closing.

          22. Attorneys' Fees. Should either party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged default under or breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding at trial and any appellate levels.

          23. Non-Waiver of Rights. No failure or delay of either party in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right. The waiver of any breach hereunder shall not be deemed to be a waiver of any other or any subsequent breach hereof.

          24. Rules of Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

          25. Titles and Headings. Titles and headings of Articles and Sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

          26. Exhibits. Each of the Exhibits and Schedules referred to herein and attached hereto is an integral part of this Agreement and are incorporated herein by this reference.

          27. Pronouns; Joint and Several Liability. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require. If the Buyer consists of two or more parties, the liability of such parties shall be joint and several.

          28. Further Assurances. Seller and Buyer each agree to do such further acts and things and to execute and deliver such additional agreements and instruments as the other may reasonably require to consummate, evidence or confirm the sale or any other agreement contained herein in the manner contemplated hereby.

          29. No Assignment. Buyer shall have no right to assign this Agreement or its rights hereunder, without the express written consent of Seller. The transfer of a controlling interest in the shares of Buyer shall be deemed an assignment for purposes of this Agreement.

          30. Damages. In the event this Agreement is terminated due to either party's default in the performance of its obligations hereunder then if Seller is the defaulting party, Buyer shall be entitled to pursue any and all remedies available at law or in equity, including but not limited to specific performance or to terminate this Agreement and receive a refund of the Deposit; provided, however, that if Seller is unable to deliver estoppel certificates as provided in Sections 8(g) and 8(h) then Buyer shall have the right, as its sole and exclusive remedies, to either (i) terminate this Agreement by written notice to Seller on or prior to the Closing Date and receive a return of the Deposit, or (ii) elect to purchase all of the Properties without any reduction in the Purchase Price. In the event Buyer is the defaulting party, then the parties have agreed that the Deposit shall be retained by Seller as agreed upon liquidated damages it being acknowledged that Seller's damages from Buyer's default might be impossible to ascertain and that the Deposit constitutes a fair and reasonable amount for Seller's damages and is not a penalty. Thereafter neither party shall have any responsibility or obligation to the other under or pursuant to this Agreement.

          Initial:  KB                          FM
                   Seller                      Buyer

        31. TIME OF ESSENCE. TIME IS OF THE ESSENCE OF EACH AND EVERY TERM, CONDITION AND PARTICULAR OF THIS AGREEMENT

        32.  Option to Sell

        32.1 Buyer and Seller acknowledge that Store 3891 on Schedule 1 hereto (the "Marietta Property"), is currently under contract to be sold to another purchaser. In the event such contract is terminated prior to the Closing Date then Buyer and Seller agree that Seller, in its sole discretion, may elect to include the Marietta Property as one of the Properties to be purchased by Buyer on the Closing Date. Seller may exercise the Option by delivering written notice to Buyer of its intention to include the Marietta Property at anytime during the period commencing with the execution of this Agreement and terminating 10 days prior to the Closing Date (the "Option Period").

        32.2 If Seller does not exercise the Option within the Option Period then upon the expiration of the Option Period the Option shall terminate and be of no further force or effect.

        32.3 In the event Seller exercises the Option within the Option Period then under the terms of this Agreement Buyer shall be obligated to buy and Seller shall be obligated to sell the Marietta Property on the Closing Date at a purchase price of Two Hundred Thousand Dollars ($200,000.00).

        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

SELLER:                                 BUYER:

Burger King Limited                     U.S. Restaurant Properties
Partnership II,                         Operating L.P.,
a New York limited partnership          a Delaware limited partnership

By:   BK II PROPERTIES INC.             By:   QSV Properties Inc.,
      General Partner                         General Partner

     By: /s/Kenneth Boyle                    By: /s/Fred Margolin
     Name:  Kenneth Boyle                    Name:  Fred Margolin
     Title: Vice President                   Title: Chairman



ESCROW AGENT:

Lawyers Title Insurance Corporation

     By: /s/Craig S. Feder
     Name:  Craig S. Feder
     Title: Counsel



                       BURGER KING LIMITED PARTNERSHIP II
                                   SCHEDULE 1



        STORE                   LOCATION                SALES PRICE


        3642                    Redlands, CA            665,000
        3647                    Garland, TX             514,000
        3659                    Nederland, TX           951,000
        3677                    St. Peters, MO          681,000
        3692                    Marietta, GA            428,000
        3693                    Corpus Christi, TX      619,000
        3696                    Pelham, AL              387,000
        3701                    Milan, TN               191,000
        3704                    Greenville, TN          704,000
        3706                    Phoenix, AZ             604,000
        3720                    Wilmington, NC          539,000
        3722                    Southbend, IN           834,000
        3723                    Riverdale, GA           697,000
        3732                    Kansas City, KS         247,000
        3758                    Erlanger, KY            344,000
        3773                    Ceres, CA             1,265,000
        3777                    Orange, CA              268,000
        3779                    Statesboro, GA          780,000
        3830                    Plano, TX               193,000
        3833                    Hot Spring, AR          631,000
        3871                    Columbus, MS          1,087,000
        3892                    Vernon, CT              764,000
        3925                    Tucson, AZ              231,000
        3978                    Springfield, MA         302,000
        4005                    Glendale, AZ            619,000
        4056                    Rocky Mt, NC          1,049,000
        4115                    Mt Clemens, MI          435,000
        4185                    Greenville, MS          996,000

                                                     17,025,000


with an Option to include

        3891                    Marietta, GA            200,000



                                   SCHEDULE 2
        1. Transaction Screen Assessment for each of the Properties prepared by Environmental Consulting & Technology, Inc. ("ECT") for Kirkpatrick & Lockhart dated June 1994.


                                   EXHIBIT A

                       ASSIGNMENT AND ASSUMPTION OF LEASE

                FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, Burger King Limited Partnership II, a New York limited partnership ("Assignor"), does hereby sell, assign, convey, transfer, set over and deliver to U.S. Restaurant Properties Operating L.P., a Delaware limited partnership ("Assignee"), the entire interest of Assignor, as lessee, in and to the lease of real property more particularly described in Exhibit A attached hereto and incorporated by reference herein, between Burger King Corporation, as lessor, and Burger King Limited Partnership II, as tenant, dated __________ ___, 19__, a Memorandum of which was filed on __________ ___, 19__, and recorded at Book ____, Page ___ in the __________ County Registry of Deeds (the "Lease").

                Assignee hereby assumes and agrees to perform all the terms, covenants and conditions of the Lease required to be performed by the lessee thereunder from and after the date hereof. Assignee hereby indemnifies and holds Assignor harmless from and against any and all loss, cost, damage, expense (including reasonable attorney's fees), liability, claims or causes of action existing in favor of or asserted by the lessor under the Lease arising out of or relating to Assignee's failure to perform any of its obligations as lessee under the Lease on or after the date hereof.

                Assignor hereby indemnifies and holds Assignee harmless from and against any and all loss, cost, damage, expense (including reasonable attorney's fees), liability, claims or causes of action existing in favor of or asserted by the lessor under the Lease arising out of or relating to Assignor's failure to perform any of its obligations as lessee under the Lease prior to the date hereof.

                This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.
IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and
Assumption of Lease this ___ day of ______________, 1995.

                                        ASSIGNOR:
                                        Burger King Limited Partnership II,
                                        a New York limited partnership


                                        By:   BK II Properties Inc.,
                                              a New York corporation,
                                              general partner



                                        By:  ____________________________
                                             Name:
                                             Title:



                                        U.S. RESTAURANT PROPERTIES
                                        OPERATING L.P.
                                        a Delaware limited partnership


                                        By:     QSV Properties Inc.,
                                                a Delaware corporation,
                                                General Partner


                                        By:  _____________________________
                                             Name:
                                             Title:


                                   EXHIBIT B

                     ASSIGNMENT AND ASSUMPTION OF SUBLEASE

        FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, Burger King Limited Partnership II, a New York limited partnership ("Assignor"), does hereby sell, assign, convey, transfer, set over and deliver to U.S. Restaurant Properties Operating L.P., a Delaware limited partnership ("Assignee"), the entire interest of Assignor in and to the sublease of real property more particularly described in Exhibit A attached hereto and incorporated by reference herein, between Burger King Limited Partnership II, as lessor, and [Name Of Lessee], as lessee, dated ______________, a Memorandum of which was filed on ____________, and recorded at Book _____, Page ____, in the ______ County Registry of Deeds (the "Sublease").

        Assignee hereby assumes and agrees to perform all the terms, covenants and conditions of the Sublease required to be performed by the lessor thereunder from and after the date hereof, including, without limitation, the obligation to repay in accordance with the terms of the Sublease to the lessee thereunder any and all security deposits and prepaid rental deposits to the extent, but only to the extent of the amount of cash delivered by Assignor to Assignee with respect to such security deposits and prepaid rental deposits and only to the extent that any such amount shall hereafter become refundable to the lessee under the Sublease.

        Assignee hereby indemnifies and holds Assignor harmless from and against any and all loss, cost, damage, expense (including reasonable attorney's fees), liability, claims or causes of action existing in favor of or asserted by the lessee under the Sublease arising out of or relating to Assignee's failure to perform any of its obligations as lessor under the Sublease on or after the date hereof. Assignor hereby indemnifies and holds Assignee harmless from and against any and all loss, cost, damage, expense (including reasonable attorney's fees), liability, claims or causes of action existing in favor of or asserted by the lessee under the Sublease arising out of or relating to Assignor's failure to perform any of its obligations as lessor under the Sublease prior to the date hereof.

        This Assignment shall be binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns.

        IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Sublease as of this ___ day of _____________, 1995.

                                        ASSIGNOR:

                                        BURGER KING LIMITED PARTNERSHIP II,
                                        a New York limited partnership

                                        By:  BK II Properties Inc.,
                                             a New York corporation,
                                             general partner


                                        By:  ___________________________
                                             Name:
                                             Title:


                                        ASSIGNEE:

                                        U.S. RESTAURANT PROPERTIES
                                        OPERATING L.P.
                                        a Delaware limited partnership

                                        By:  QSV Properties Inc.,
                                             a Delaware corporation,
                                             General Partner



                                        By:  ____________________________
                                             Name:
                                             Title:



                                   EXHIBIT C
                             [FRANCHISEE ESTOPPEL]


                           ___________________, 1995



U.S. Restaurant Properties Operating L.P.
5310 Harvest Hill Road, Suite 270
Dallas, Texas  75230


        Re:     (a)     Sublease or Lease dated _______________________ between
                Burger King Limited Partnership II ("Landlord") and __________________________ ________________________, as tenant
                ("Franchisee"), covering the real property commonly known as ___________________________________ ________________ (the
                "Property") , as amended or modified by the following:
                ______________________________________________
                _______________________________________ (the "Lease").

                (b) Franchise Agreement dated _____________________ between Burger King Corporation ("Burger King"), as franchisor, and Franchisee with respect to the operation of a "Burger King" restaurant at the Property, as amended or modified by the following: _______________
                ____________________________________(the "Franchise
                Agreement").


Dear Ladies and Gentlemen:

        The undersigned has been advised that you or another person or entity are about to purchase the interest of Burger King Limited Partnership II in the Property. In connection with such acquisition, the undersigned hereby represents and certifies to you that:

                A.  Lease

                1. The Lease constitutes the entire agreement between Landlord and Franchisee pertaining to the Property, and the undersigned has not assigned, sublet or otherwise transferred its interest in the Lease.

                2. The commencement and termination dates of the current term of the Lease are _____________________ and _______________________,
respectively. Franchisee has the following options or rights to renew the term:____________________________________________________________________.

                3. All rent payable by Franchisee under the Lease has been paid through ________________, 1995.

                4. The Lease is in full force and effect; there are no outstanding notices of default or breach under the Lease served either by Landlord or Franchisee, nor, to Franchisee's actual knowledge, has there been any occurrence or omission which, with the giving of notice or passage of time or both, would give rise to a default by either party under the Lease.

                5. There have been no security or other deposits and there have been no pre-payments of rent, nor will Franchisee pre-pay rent or other amounts in connection with the Lease. No concessions, rebates, allowances, or other concessions for free or reduced rent in the future have been granted, other than as set forth in the Lease.

                6. Franchisee has not currently (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors;
(iii) suffered the appointment of a receiver to take possession all or substantially all of its assets; (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (iv) made an offer of settlement, extension or composition of its creditors generally.

                B.  Franchise Agreement

                1. The Franchise Agreement constitutes the entire agreement between Burger King and Franchisee pertaining to the operation of a "Burger King" restaurant at the Property.

                2. The term of the Franchise Agreement is 20 years.

                3. The Franchise Agreement is in full force and effect; there are no outstanding notices of default or breach under the Franchise Agreement served either by Burger King or Franchisee, nor, to Franchisee's actual knowledge, has there been any occurrence or omission which, with the giving of notice or passage of time or both, would give rise to a default by either party under the Franchise Agreement.

                Franchisee hereby acknowledges and agrees that you and any such other purchasing person or entity shall be entitled to rely upon the foregoing provisions of this letter in consummating the above-referenced transaction.

                                                Very truly yours,



If Franchisee is a corporation,                 _________________________
insert corporation's name and sign here



                                                By:  ____________________
                                                     Name:
                                                     Title:



If Franchisee is an individual, sign here:      _________________________
                                                Name:



                                   EXHIBIT D
                               [BKLP II ESTOPPEL]

                           ___________________, 1995


U.S. Restaurant Properties Operating L.P.
5310 Harvest Hill Road, Suite 270
Dallas, Texas  75230

                Re:     (a)     Sublease dated ____________________ between
                        Burger King Corporation ("Burger King") and Burger King Limited Partnership II ("BKLP-II"), covering the real property commonly known as _________________________
                        ______________________________ (the "Property"), as
                        amended or modified by the following: ______________ ____________________________________________ (the
                        "Sublease"); and

                        (b)     Lease dated _________________________ between
                        BKLP-II, as landlord, and ___________________________
                        _____, as subtenant ("Franchisee"), as amended or modified by the following: __________________________
                        ___________________________________________ (the
                        "Operating Lease").

Dear Ladies and Gentlemen:

        In connection with your purchase of BKLP-II's interest in the Property, the undersigned hereby represents and certifies to you and to any other purchasing person or entity that:

                A.      Sublease

                1. The Sublease constitutes the entire agreement between Burger King and BKLP-II pertaining to the demising of the Property, and BKLP-II has not assigned or transferred its interest in the Sublease.

                2. The commencement and termination dates of the current term of the Sublease are _____________________ and _______________________,
respectively.  BKLP-II has the following options or rights to renew the term:
____________________________________________________________________________.

                3. All rent payable by BKLP-II under the Sublease has been paid through ________________, 1995.

                4. The Sublease is in full force and effect; there are no outstanding notices of default or breach under the Sublease served either by Burger King or BKLP-II thereunder, nor, to Burger King's actual knowledge, has there been any occurrence or omission which, with the giving of notice or passage of time or both, would give rise to a default by either party under the Sublease.

                5. There have been no security or other deposits and there have been no pre-payments of rent, nor will Franchisee pre-pay rent or other amounts in connection with the Lease. No concessions, rebates, allowances, or other concessions for free or reduced rent in the future have been granted, other than as set forth in the Lease.

                B.      Operating Lease

                1. The Operating Lease constitutes the entire agreement between BKLP-II and Franchisee pertaining to the Property, and BKLP-II has not assigned or transferred its interest in the Operating Lease..

                2. The commencement and termination dates of the current term of the Operating Lease are _____________________ and
_______________________, respectively. Franchisee has the following options or rights to renew the term: ____________________________________________________
_________________________________.

                3. All minimum rent and additional rent payable by Franchisee under the Operating Lease has been paid through ________________, 1995. All percentage rent payable by Franchisee has been paid through __________________, 199__.

                4. The Operating Lease is in full force and effect; there are no outstanding notices of default or breach under the Operating Lease served either by BKLP-II or Franchisee, nor, to BKLP-II's actual knowledge, has there been any occurrence or omission which, with the giving of notice or passage of time or both, would give rise to a default by either party under the Operating Lease.

                5. There have been no security or other deposits and there have been no pre-payments of rent, nor will Franchisee pre-pay rent or other amounts in connection with the Lease. No concessions, rebates, allowances, or other concessions for free or reduced rent in the future have been granted, other than as set forth in the Lease.

        The representations and certifications made hereunder shall not survive the date upon which you or such other purchasing person or entity purchase BKLP-II's interest in the Property. BKLP-II hereby acknowledges that you and any such other purchasing person or entity shall be entitled to rely upon the foregoing provisions of this letter in consummating the above-referenced transaction.

                                        Very truly yours,


                                        BURGER KING LIMITED PARTNERSHIP II,

                                        By:  BK II Properties Inc.,
                                             general partner



                                        By:______________________________
                                           Name:
                                           Title:



                                   EXHIBIT E
                              ESTOPPEL CERTIFICATE
                               PURCHASE AND SALE



        This Certificate is made as of ___________________, by BURGER KING CORPORATION ( Lessor ).

        A. The Leases. The term Leases, as used herein, shall mean those certain subleases, together with any amendments thereto, concerning the properties as more particularly described in Exhibit A attached hereto and by this reference incorporated herein, between Lessor and Burger King Limited Partnership II (the Tenant ).

        B. The Properties. The term Properties, as used herein, shall mean those certain real properties as legally described in the Leases.

        C. The Sale. The term Buyer, as used herein, shall mean U.S. Restaurant Properties Operating, L.P., its successors and assigns. Buyer proposes to purchase Tenant s interest in the Leases from Tenant.

        D. Purposes. In connection with the above-mentioned transactions, Buyer has requested certain assurances and representations from Lessor, and Tenant has agreed to provide for an estoppel certificate from Lessor concerning the Leases.

        In consideration of the terms and provisions hereinafter contained and other good and valuable consideration received, the receipt and sufficiency of which are hereby acknowledged, Lessor certifies and agrees as follows:

                (a) Lessor is the sublessor and Tenant is the subtenant under the Leases.

                (b) The terms of the Leases commenced and rent commenced to accrue under the Leases on the dates described on Exhibit B. Tenant has the options or rights to renew the terms of the Leases as described in Exhibit B.

                (c) The Leases are in full force and effect, and Lessor has no knowledge of (i) any present defaults of either party under the Leases; nor
(ii) any present condition or state of facts which by notice or the passage of time, or both, would constitute a default by either party under the Leases.

                (d) The sale of the Leased Premises to the Buyer will not violate any term or condition of the Leases, and after such sale the Leases will continue in full force and effect.

        Lessor acknowledges Buyer will rely upon the matters set forth herein in acquiring the Tenant s interest in the Leases. This Certificate shall inure to the benefit of, and may be relied upon by, Buyer, its successors and assigns.

                                        LESSOR:



                                        ________________________________
                                        By:     ________________________
                                        Its:    ________________________
                                        Address:    ____________________



                                   EXHIBIT A

                                 LIST OF LEASES

1. Agreement of Sublease dated as of March 25, 1983 between BKC and the Partnership for real property located in Wilmington, North Carolina and commonly known as Burger King store #3720.

2. Agreement of Sublease dated as of April 4, 1983 between BKC and the Partnership for real property located in Kansas City, Kansas and commonly known as Burger King store #3732.

3. Agreement of Sublease dated as of April 27, 1983 between BKC and the Partnership for real property located in Erlanger, Kentucky and commonly known as Burger King store #3758.

4. Agreement of Sublease dated as of May 9, 1983 between BKC and the Partnership for real property located in Orange, California and commonly known as Burger King store #3777.

5. Agreement of Sublease dated as of May 18, 1983 between BKC and the Partnership for real property located in Statesboro, Georgia and commonly known as Burger King store #3779.

6. Agreement of Sublease dated as of July 5, 1983 between BKC and the Partnership for real property located in Plano, Texas and commonly known as Burger King store #3830.

7. Agreement of Sublease dated as of August 24, 1983 between BKC and the Partnership for real property located in Vernon, Connecticut and commonly known as Burger King store #3892.

8. Agreement of Sublease dated as of September 29, 1983 between BKC and the Partnership for real property located in Tucson, Arizona and commonly known as Burger King store #3925.

9. Agreement of Sublease dated as of November 17, 1983 between BKC and the Partnership for real property located in Springfield, Massachusetts and commonly known as Burger King store #3978.

10. Agreement of Sublease dated as of December 20, 1983 between BKC and the Partnership for real property located in Glendale, Arizona and commonly known as Burger King store #4005.

11. Agreement of Sublease dated as of April 13, 1984 between BKC and the Partnership for real property located in Mount Clemens, Mississippi and commonly known as Burger King store #4115.


                                   EXHIBIT B

                Lease Commencement and Renewal Options Schedule


Property Location    Property Number    Lease Commencement    Options

Wilmington, NC          3720            5/29/83               Five 5-yr opts.
Kansas City, KS         3732            5/31/83               Four 5-yr opts
Erlanger, KY            3758            7/6/83                Two 5-yr opts.
Orange, CA              3777            5/31/83               Two 5-yr opts.
Statesboro, GA          3779            7/2/83                Two 5-yr opts.
Plano, TX               3830            9/27/83               Four 5-yr opts
Vernon, CT              3892            10/14/83              Four 5-yr opts
Tucson, AZ              3925            2/1/84                Four 5-yr opts
Springfield, MA         3978            12/12/83              Four 5-yr opts
Glendale, AZ            4005            3/9/84                Two 5-yr opts.